Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

Charter One Financial, Inc.

We consent to the incorporation by reference in this Registration Statement of Charter One Financial, Inc. on Form S-4 of our report dated January 17, 2003 appearing in the Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.

 /s/ Deloitte & Touche LLP

Cleveland, Ohio
March 14, 2003